Exhibit 5.1

December 20, 2021

Virtuoso Acquisition Corp. 2 180 Post Road East Westport, CT 06880

Re: Registration Statement on Form S-1 of Virtuoso Acquisition Corp. 2

Ladies and Gentlemen:

We have acted as special counsel to Virtuoso Acquisition Corp. 2, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 24, 2021 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company of up to 23,000,000 units of the Company, including up to 3,000,000 units that may be purchased from the Company upon the full exercise of the over-allotment option pursuant to the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of:

(a) one whole share of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock” and the shares of Common Stock to be included in the Units, the “Shares”); and

(b) one-third of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”), each whole Warrant entitling its holder to purchase one share of Common Stock to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company as warrant agent (the “Warrant Agent”), pursuant to the terms of an underwriting agreement to be executed by the Company and the representatives of the underwriters named therein, the form of which is filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions below.

Arnold & Porter Kaye Scholer LLP 601 Massachusetts Ave., NW | Washington, DC 20001-3743 | www.arnoldporter.com

Virtuoso Acquisition Corp. 2

December 20, 2021

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have, to the extent deemed appropriate, relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that:

1. Each Unit, when such Unit has been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding obligation of the Company, enforceable in accordance with its terms.

2. Each Warrant included in the Units, when the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding obligation of the Company, enforceable in accordance with its terms.

3. Each Share included in the Units has been duly authorized and, when the Units have been delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

4. When the Warrants are duly exercised in accordance with the terms of the Warrant Agreement, each share of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be validly issued, fully paid and non-assessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Virtuoso Acquisition Corp. 2

December 20, 2021

(b) we do not express any opinion with respect to the enforceability of any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provision having similar effect that may be contrary to public policy or violative or limited under the federal or state securities laws, rules or regulations;

(c) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement;

(d) we have assumed that at or prior to the time of the delivery of any Units, Warrants, Shares and Warrant Shares, (i) the Underwriting Agreement shall have been duly authorized, executed and delivered by the parties thereto; (ii) the Company shall remain validly existing as a corporation and in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the Warrant Agreement to be entered into in connection with the Warrants shall have been duly authorized, executed and delivered by the Warrant Agent and the Company, and shall be a valid, binding and enforceable agreement of each party thereto, and the Warrants shall have been duly executed by the Company and countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement; and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Units or the Warrants included therein; and

(e) we have assumed (i) the terms of any security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such security (x) require no action by or in respect of, or filing with, any governmental body, agency or official and (y) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company and (ii) the Warrant Agreement will be governed by the laws of the State of New York.

The opinions expressed herein are based solely upon the General Corporation Law of the State of Delaware and, as to the Units and the Warrants constituting valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to the limitations set forth above), solely upon the laws of the State of New York (in each case, including the statutory provisions contained therein, the applicable rules and regulations underlying these provisions and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, rules, regulations or ordinances. The opinions expressed herein that are based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

Virtuoso Acquisition Corp. 2

December 20, 2021

The opinions expressed herein are rendered as of, and are based on laws as in effect on, the date hereof, and we assume no obligation to revise or update such opinions to reflect, or to advise you of, any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur (whether by legislative action, judicial decision or otherwise), regardless of whether or not they affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Arnold & Porter Kaye Scholer LLP

Arnold & Porter Kaye Scholer LLP